SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

205 East 42nd Street, Fourteenth Floor New York, New York 10017
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01          Entry into a Material Definitive Agreement.

On September 20, 2017, Petro River Oil Corp. (the “Company”) and Spyglass Energy Group, LLC, an indirect subsidiary of the Company (“Spyglass”), entered into a Securities Purchase Agreement (“Purchase Agreement”) with Petro Exploration Funding II, LLC (“Funding Corp. II”), pursuant to which, at Closing (as such term is defined in the Purchase Agreement), the Company intends to issue to Funding Corp. II a senior secured promissory note to finance the Company’s working capital requirements (the “Note Financing”), in the principal amount of up to $2.5 million (“Secured Note”). As additional consideration for the Note Financing, the Company intends to issue to Funding Corp. II (i) a warrant to purchase up to 1.25 million shares of the Company’s common stock, $0.00001 par value (“Common Stock”) (“Warrant”), and (ii) an overriding royalty interest equal to 2% in all production from the Company’s interest in the concessions located in Osage County, Oklahoma, currently held by Spyglass, pursuant to an Assignment of Overriding Royalty Interests (the “Assignment”).

The Company expects Secured Note to accrue interest at a rate of 10% per annum, and to mature on June 30, 2020. To secure the repayment of all amounts due under the terms of the Secured Note, the Company intends to enter into a Security Agreement, pursuant to which the Company will grant to Funding Corp. a security interest in all assets of the Company, which security interest will be subordinate to the security interest granted to Petro Exploration Funding, LLC (“Funding Corp. I”) on June 13, 2017. The Company expects the first interest payment under the terms of the Secured Note will be due on June 1, 2018 and each six-month anniversary thereafter until the outstanding principal balance of the Secured Note is paid in full.

The Warrant, when issued, will be exercisable immediately, for an exercise price per share equal to $2.00 per share, and shall terminate, if not previously exercised, three years from the date of issuance.

Scot Cohen, a member of the Company’s Board of Directors and a substantial stockholder of the Company, owns or controls 31.25% of Funding Corp. I and is anticipated to own a material interest in Funding Corp. II.

Disclaimer

The foregoing descriptions of the Purchase Agreement, form of Warrant, form of Security Agreement, form of Assignment and form of Secured Note do not purport to be complete, and are qualified in their entirety by reference to the full text of the Purchase Agreement, form of Warrant, form of Security Agreement, form of Assignment and form of Secured Note attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, each of which are incorporated by reference herein.

Item 8.01          Other Events.

The Company issued a press release on September 25, 2017 describing the Company’s corporate activities and its development plans for Osage County, Oklahoma and Kern County, California for the upcoming year, and made available a corporate presentation providing a more in-depth overview of the Company and its development projects. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the presentation is attached hereto as Exhibit 99.2, and each are incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: September 26, 2017	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, by and between Petro River Oil Corp., Spyglass Energy Group, LLC, and Petro Exploration Funding II, LLC, dated September 20, 2017.
10.2	Form of Warrant
10.3	Form of Security Agreement
10.4	Form of Assignment of Overriding Royalty Interests
10.5	Form of Secured Promissory Note
99.1	Press Release, dated September 25, 2017
99.2	Corporate Presentation, dated September 2017